UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2017 (March 17, 2017)
Swift Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-08754 (Commission File Number)	20-3940661 (I.R.S. Employer Identification No.)

575 North Dairy Ashford, Suite 1200 Houston, Texas 77079 (Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 874-2700
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On March 17, 2017, the board of directors (the “Board”) of Swift Energy Company (the “Company”) announced the appointment of G. Gleeson Van Riet as the Company’s Executive Vice President and Chief Financial Officer, effective as of March 20, 2017 (the “Effective Date”). Upon the Effective Date, the Company’s current Chief Financial Officer, Alton D. Heckaman, ceased to serve as Chief Financial Officer but will remain with the Company through the first quarter of 2017 and thereafter will provide ongoing consulting support to ensure a smooth transition.
Mr. Van Riet was previously the Chief Financial Officer of Sanchez Energy Corporation, which he joined in April 2013. Mr. Van Riet has over 20 years of finance experience and previously worked as an investment banker with Credit Suisse and Donaldson, Lufkin & Jenrette. Mr. Van Riet received his dual Bachelor of Arts and Bachelor of Science degrees from the University of Pennsylvania and his Master of Business Administration from Harvard Business School. Mr. Van Riet has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Van Riet is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Van Riet’s appointment, the Company and Mr. Van Riet entered into an employment agreement, effective as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides for an initial three-year term with automatic renewals for an additional one-year period unless written notice of non-renewal is provided by either party at least 60 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Van Riet is entitled to receive an annualized base salary of $370,000 and eligible to receive an annual discretionary bonus with a target value of not less than 75% (and a maximum value of 150%) of Mr. Van Riet’s annualized base salary. The Employment Agreement also provides that, for each year in which he is employed by the Company thereunder, Mr. Van Riet will be eligible to receive annual equity awards with an aggregate target value of approximately 100% of his annualized base salary on the date of grant under the Company’s equity incentive plan, with the terms of such awards determined by the Board (or a committee thereof) in its sole discretion. The Employment Agreement further provides that Mr. Van Riet is eligible to participate in the Company’s benefit plans on the same terms as other senior executives of the Company.

As an inducement for Mr. Van Riet to serve as the Company’s Executive Vice President and Chief Financial Officer, as soon as practicable following the Effective Date, Mr. Van Riet will be granted:

•
a one-time award of options to purchase up to 0.45% of the outstanding shares of the Company’s common stock on the date of grant, at an exercise price equal to the fair market value of its common stock on the date of grant, which will vest in three substantially equal installments on the third, fourth and fifth anniversaries of the grant date, provided that Mr. Van Riet remains employed by the Company through each applicable vesting date; and

•
a one-time award of an aggregate number of restricted stock units equal to 0.30% of the outstanding shares of the Company’s common stock on the date of grant, which will vest in three substantially equal installments on the third, fourth and fifth anniversary of the grant date provided that Mr. Van Riet remains employed by the Company through each applicable vesting date.

Pursuant to the Employment Agreement, if Mr. Van Riet’s employment is terminated by us without “Cause” (as defined in the Employment Agreement) or by Mr. Van Riet for “Good Reason” (as defined in the Employment Agreement), subject to Mr. Van Riet’s continued compliance with certain restrictive covenants contained in the Employment Agreement (which are described in more detail below) and execution (and non-revocation) of a release of all claims in a form acceptable to the Company, Mr. Van Riet will receive severance equal to one times (or one and one-half times if such termination occurs within one year following a “Change in Control” (as defined in the Employment Agreement)) the sum of (a) his then-current annualized base salary and (b) the target value of his annual bonus for such year of termination, paid in substantially equal installments over 12 (or 18) months. Upon a termination of Mr. Van Riet’s employment by the Company without Cause, by Mr. Van Riet for Good Reason or due to death or “Disability” (as defined in the Employment Agreement), all outstanding unvested time-based equity awards held by Mr. Van Riet will vest as to the portion of each award that would have vested on or before the first anniversary of the termination date (with options remaining exercisable for 60 days following the date of such termination) and all outstanding unvested performance-based equity awards held by Mr. Van Riet will vest as to a pro-rata portion of each award, subject to the satisfaction of the performance conditions applicable to such awards and based on actual performance through such termination date. Upon a termination of Mr. Van Riet’s employment by the Company without Cause, by Mr. Van Riet for Good Reason or due to Mr. Van Riet’s death or Disability, subject to Mr. Van Riet’s timely and proper election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Mr. Van Riet will be entitled to receive a monthly reimbursement amount equal to the difference between the monthly amount Mr. Van Riet pays to effect COBRA continuation coverage and the monthly employee contribution amount that active similarly situated employees of the Company pay for the same or similar coverage until the earlier of (x) the date Mr. Van Riet is no longer eligible to receive COBRA continuation coverage, (y) the date on which Mr. Van Riet becomes eligible to receive coverage under a group health plan sponsored by another employer and (z) the first anniversary of such termination date.
The Employment Agreement contains certain restrictive covenants applicable to Mr. Van Riet, including confidentiality, non-competition and non-solicitation obligations. The non-competition obligation applies during the term of employment and generally for a period of (i) 12 months post-termination if a Change in Control has not occurred on or prior to Mr. Van Riet’s termination date, (ii) 18 months post-termination if a Change in Control has occurred on or prior to Mr. Van Riet’s termination date or (iii) 12 months post-termination if Mr. Van Riet does not receive a severance payment under the Employment Agreement. The non-solicitation obligation applies during the term of employment and for a period of 24 months post-termination.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure
On March 17, 2017, the Company issued a press release announcing the appointment of Mr. Van Riet as the Company’s Executive Vice President and Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Swift Energy Company and G. Gleeson Van Riet, effective as of March 20, 2017
99.1	Press Release dated March 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SWIFT ENERGY COMPANY

Date:	March 20, 2017	By:	/s/ Christopher M. Abundis
Christopher M. Abundis
Senior Vice President, General Counsel and Secretary

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